                                                                  EXHIBIT 4.2


===============================================================================





                    BURLINGTON NORTHERN SANTA FE CORPORATION


                     _____________________________________


                                 $1,000,000,000
                       364-DAY REVOLVING CREDIT AGREEMENT


                         Dated as of November 21, 1995


                     _____________________________________


                            CHEMICAL SECURITIES INC.

                                      and

                          J.P. MORGAN SECURITIES INC.,

                                as Co-Arrangers,


                                 CHEMICAL BANK,

                            as Administrative Agent,

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                             as Documentation Agent



===============================================================================

                               TABLE OF CONTENTS

                                                                                                                  Page
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
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2.  THE REVOLVING CREDIT LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.1  The Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.2  Procedure for Revolving Credit Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.3  Repayment of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 3.  THE MONEY MARKET LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.1  Money Market Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.2  Money Market Quote Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.3  Invitation for Money Market Quotes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.4  Submission and Contents of Money Market Quotes  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.5  Notice to Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.6  Acceptance and Notice by Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.7  Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.8  Certain Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.9  Repayment of Money Market Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION 4.  CERTAIN PROVISIONS APPLICABLE TO
              THE COMMITMENTS AND THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.1  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.2  Minimum Borrowing Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.3  Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.4  Optional Prepayments; Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.5  Conversion and Continuation Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.6  Minimum Amounts of Tranches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.7  Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.8  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.9  Evidence of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.10  Basis for Determining Interest Rate Inadequate or Unfair . . . . . . . . . . . . . . . . . . . . .   27
         4.11  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         4.12  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         4.13  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         4.14  Base Rate Loans Substituted for Affected Eurodollar Loans  . . . . . . . . . . . . . . . . . . . .   33
         4.15  Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.16  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         4.17  Replacement of Affected Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.1  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.2  No Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36





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
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         5.3  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.4  Corporate and Governmental Authorization; Non Contravention . . . . . . . . . . . . . . . . . . . .   36
         5.5  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.6  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.7  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.8  Federal Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         5.10  Not an Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.11  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.12  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.13  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.1  Conditions to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.2  Conditions to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         7.1  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         7.2  Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.3  Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.4  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.6  Maintenance of Ownership of Railroads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         8.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         8.2  Limitation on Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         8.3  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         8.4  Consolidations, Mergers and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.5  Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.6  Limitation on Subsidiary Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.2  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

SECTION 10.  THE AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         10.1  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         10.2  Agents and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         10.3  Action by Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         10.4  Consultation with Experts; Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . .   51
         10.5  Liability of Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         10.6  Indemnification of Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         10.7  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         10.8  Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52





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         10.9  The Co-Arrangers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         11.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         11.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         11.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         11.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         11.5  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         11.6  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         11.7  Indemnification by the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         11.8  Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         11.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         11.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         11.11  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         11.12  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         11.13  Submission To Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         11.14  Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         11.15  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

SCHEDULES:

Schedule I         Bank Names, Addresses and Commitments
Schedule II        Existing Credit Facilities to be Refinanced
Schedule III       Existing Debt


EXHIBITS:

Exhibit A          Form of Money Market Quote Request
Exhibit B          Form of Invitation for Money Market Quotes
Exhibit C          Form of Money Market Quote
Exhibit D          Form of Notice of Money Market Borrowing
Exhibit E-1        Form of Opinion of Mayer, Brown & Platt
Exhibit E-2        Form of Opinion of General Counsel
Exhibit E-3        Form of Opinion of Simpson Thacher & Bartlett
Exhibit F          Form of Assignment and Acceptance
Exhibit G-1        Form of Revolving Credit Note
Exhibit G-2        Form of Money Market Note

           364-DAY REVOLVING CREDIT AGREEMENT, dated as of November 21, 1995, among:

            (i) BURLINGTON NORTHERN SANTA FE CORPORATION, a Delaware corporation (the "Borrower");

           (ii) the several banks and other financial institutions from time to time parties to this Agreement as Lenders (the "Lenders");

          (iii) CHEMICAL SECURITIES INC. and J.P. MORGAN SECURITIES INC., as Co-Arrangers (in such capacity, the "Co-Arrangers");

           (iv) CHEMICAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"); and

            (v) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (in such capacity, the "Documentation Agent").


                             W I T N E S S E T H :


           WHEREAS, the Borrower wishes to refinance existing indebtedness of certain of its Subsidiaries under existing credit facilities (as hereinafter defined, the "Existing Credit Facilities"); and

           WHEREAS, the Borrower has requested the Lenders to make available the credit facilities described in this Agreement in order to replace and refinance the Existing Credit Facilities and to provide for the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

           1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "Absolute Rate Auction": a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 3.

           "Accounts Receivable Financing": any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Receivables Program Assets (it being understood that such transaction or transactions may, or may not, be recorded as liabilities on the consolidated balance sheet of the Borrower).

           "Accounts Receivable Financing Amount": with respect to any Accounts Receivable Financing and without duplication, the outstanding principal amount of obligations referred to in clause (a) of the definition of Receivables Program Obligations.

           "Administrative Agent": as defined in the Preamble to this Agreement.

           "Administrative Questionnaire": with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

           "Affected Lender" means any Lender (i) that has demanded compensation under subsection 4.12 or 4.13 or (ii) whose obligation to make Eurodollar Loans has been suspended pursuant to subsection 4.11.

           "Affiliate": each Controlling Person and each Person (other than the Borrower or a Subsidiary) that is controlled by or is under common control with a Controlling Person.

           "Agents": the collective reference to the Administrative Agent and the Documentation Agent.

           "Agreement": this $1,000,000,000 364-Day Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

           "Applicable Lending Office": with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, (b) in the case of its Eurodollar Loans, its Eurodollar Lending Office and (c) in the case of its Money Market Loans, its Money Market Lending Office.

           "Applicable Margin": for any Revolving Credit Loan on any day, (a) in the case of Base Rate Loans, 0% and (b) in the case of Eurodollar Loans, the rate per annum set forth below opposite the applicable Rating in effect on such day:


               Rating                               Applicable Margin
               ------                               -----------------
               Rating I                                    .12%
               Rating II                                   .17
               Rating III                                  .22
               Rating IV                                   .27


               Rating V                                    .42
               Rating VI                                   .67


         ; provided, that if on any day more than one Rating would be applicable, the Applicable Margin shall be determined on the basis of the higher of such Ratings ( i.e., the Rating having the lower numerical designation), unless such higher Rating is more than one Rating category higher than the lower of such Ratings, in which event the Applicable Margin will be determined on the basis of the median Rating (or the higher of the intermediate Ratings if there is no median Rating).

                 "Assignee":  as defined in subsection 11.6(c).

                 "Assignment and Acceptance": each Assignment and Acceptance, substantially in the form of Exhibit F, delivered pursuant to subsection 11.6(c).

                 "Base Rate": for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Base Rate Loan": a Revolving Credit Loan bearing interest based upon the Base Rate in accordance with this Agreement.

                 "Benefitted Lender":  defined in subsection 11.8.

                 "Borrower":  as defined in the Preamble to this Agreement.

                 "Borrowing Date": any Domestic Business Day or Eurodollar Business Day, as the case may be, specified in a notice pursuant to subsection 2.2 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                 "Burlington Northern Railroad": Burlington Northern Railroad Company, a Delaware corporation, and its successors.

                 "Change of Control": a Change of Control shall be deemed to occur (a) if a "person" (including any syndicate or group deemed to be a "person" under Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the then outstanding voting stock of the Borrower; or (b) if the majority of the Board of Directors of the Borrower shall not be Continuing Directors of the Borrower. For purposes of this definition, "Continuing Directors" means, as of any date and with respect to any Person, (i) individuals who on the date one year prior to such date were members of such Person's Board of Directors and (ii) any new Directors whose nomination for election by such Person's shareholders was approved by a vote of at least a majority of the Directors then still in office who either were

         Directors on the date one year prior to such date or whose nomination for election was previously so approved.

                 "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                 "Co-Arrangers":  as defined in the Preamble to this Agreement.

                 "Committed Credit Facility": any credit facility pursuant to which the lenders parties thereto have committed, subject to the conditions set forth therein, to make loans or extend other credit to the Borrower and/or any Material Subsidiary.

                 "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name under the column "Commitment" on Schedule I (or such portion thereof assigned to such Lender pursuant to subsection 11.6), as such amount may be changed from time to time in accordance with the provisions of this Agreement.

                 "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after all the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                 "Commitment Period": the period from and including the Closing Date to and including November 19, 1996.

                 "Consolidated Subsidiary": at any date, any Subsidiary or other entity the accounts of which are consolidated with those of the Borrower in its consolidated financial statements prepared in accordance with GAAP as of such date.

                 "Consolidated Tangible Net Worth": at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all as included in a balance sheet prepared in accordance with GAAP as of such date; provided, that such consolidated stockholders' equity shall in any event not be reduced by an aggregate amount of up to $150,000,000 of after-tax charges arising from accounting changes related to Burlington Northern Inc.'s and Santa Fe Pacific Corporation's accounting for overhaul of railroad locomotives; and provided, further, that in any calculation of Consolidated Tangible Net Worth during any period set forth below, consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries shall be increased by an amount, up to the amount set forth opposite such period below, equal to the excess, if any, of (a) the cumulative amount of after-tax merger- and severance-related special charges deducted in determining such stockholder's equity through the date of such calculation (relating to the merger transactions by which Burlington Northern Inc. and Santa Fe Pacific Corporation became Subsidiaries of the Borrower) over (b) $100,000,000:

                 Period                               Amount
                 ------                               ------
         Closing Date  -  12/31/95                 $250,000,000

                1/1/96  -  3/31/96                 $250,000,000

                4/1/96  -  6/30/96                 $200,000,000

                7/1/96  -  9/30/96                 $200,000,000

              10/1/96  -  12/31/96                 $100,000,000

         For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in such balance sheet) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1995 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (b) all investments in unconsolidated Subsidiaries, (c) all equity investments in Persons (other than Pipeline Partners and TTX Company) that are not Subsidiaries to the extent that the aggregate amount of all such investments exceeds $50,000,000, and (d) all unamortized debt issuance costs, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than unamortized debt discount).

                 "Consolidated Total Capital": at any date, the sum of (i) Consolidated Total Debt at such date and (ii) Consolidated Tangible Net Worth at such date.

                 "Consolidated Total Debt": the aggregate amount of all Debt of the Borrower and its Consolidated Subsidiaries, plus all related unamortized debt discount, plus any Accounts Receivable Financing Amount, determined on a consolidated basis in accordance with GAAP; provided that there shall not be counted for purposes of determining Consolidated Total Debt (i) any Debt of Pipeline Partners for which a Subsidiary is liable solely by virtue of being a general partner of such debtor and (ii) the Accounts Receivable Financing Amount of up to $350,000,000 in respect of Receivables Program Obligations that do not constitute Debt.

                 "Controlling Person": any Person that is in control of the Borrower (such control being the power to direct or cause a direction of the management and policies of the Borrower, whether through the ownership of voting stock, by contract or otherwise), but the mere holding of a position as an officer or a director of the

         Borrower shall not, in the absence of other factors, cause a Person to be a Controlling Person.

                 "Debt": of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all accrued obligations of such Person to pay the deferred purchase price of property or services, except (i) any obligation with respect to an asset the purchase price of which does not exceed $50,000, (ii) any obligation arising in the ordinary course of business and payable in full in less than one year and (iii) accounts payable or accrued expenses arising in the ordinary course of business and payable in full in less than one year, (d) all lease obligations of such Person as lessee which would be capitalized in accordance with GAAP, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but only to the extent of the fair market value of the asset subject to such Lien), (f) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all obligations of such Person which have become due and payable to reimburse the issuing bank or other Person in respect of a letter of credit or similar instrument issued for such Person's account, (g) any obligations of the Borrower or any Subsidiary under Receivables Documents to repurchase or otherwise insure the collectability of Receivables Program Assets other than (i) any such obligations for breach of warranty claims and (ii) any such obligations under expense reimbursement provisions, indemnity provisions and interest and yield protection provisions and (h) all obligations of others of the character described in the foregoing clauses (a) through (g) Guaranteed by such Person (but only to the extent of the maximum liability of such Person under such Guarantee).

                 "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Disposition": the sale, assignment, lease, exchange, transfer or other disposition of any asset, other than equipment or materials which are unfit or undesirable for use by the Borrower and its Subsidiaries and disposed of in the ordinary course of business; and "Dispose" shall be the verb form of such term.

                 "Documentation Agent": as defined in the Preamble to this Agreement.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Domestic Business Day": any day except a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized by law to close.

                 "Domestic Lending Office": as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                 "Environmental Laws": any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, governmental agreements and other restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or Hazardous Substances or wastes or the clean-up or other remediation thereof.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group": the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                 "Eurodollar Business Day": any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                 "Eurodollar Lending Office": as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

                 "Eurodollar Loans": Revolving Credit Loans bearing interest based upon the Eurodollar Rate in accordance with this Agreement.

                 "Eurodollar Rate": for any Interest Period in respect of Eurodollar Loans or Money Market LIBOR Loans, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered by each of the Reference Lenders to prime banks in the London interbank market at approximately 11:00 A.M., London time, two Eurodollar Business Days before the first day of such Interest Period, for a period of time comparable to such Interest Period.

                 "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Existing Credit Facilities": the credit facilities described on Schedule II, in each case as amended, supplemented or otherwise modified prior to the Closing Date.

                 "Facility Fee Calculation Amount": as to any Lender on any date, the sum of (a) the outstanding principal amount of such Lender's Revolving Credit Loans on such date and (b) the undrawn amount of such Lender's Commitment. In calculating the "undrawn" amount of any Lender's Commitment for purposes of clause (b) of this definition, any reduction in the actual availability of such Lender's Commitment caused by outstanding Money Market Loans shall be disregarded.

                 "Facility Fee Rate": on any day, the rate per annum equal to .08%.

                 "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Chemical Bank on such day on such transactions as determined by the Administrative Agent.

                 "GAAP": generally accepted accounting principles as defined and determined in accordance with subsection 1.2(b).

                 "Guarantee": by any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part),provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Substances": any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                 "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Money Market Loan having an Interest Period of three months or 90 days, as the case may be, or less, the last day of such Interest Period and (e) as to any Money Market Loan having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                 "Interest Period":  (a) with respect to any Eurodollar Loan:

                               (i)  in respect of any Revolving Credit Loan
                 borrowed as or converted into a Eurodollar Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter period requested by the Borrower and approved by the Administrative Agent and the Required Lenders), as selected (or requested) by the Borrower in its Notice of Revolving Credit Borrowing or Notice of Eurodollar Conversion, as the case may be, given with respect thereto; and

                              (ii) in respect of any Eurodollar Loan continued as a Eurodollar Loan for a subsequent Interest Period, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter period requested by the Borrower and approved by the Administrative Agent and the Required Lenders), as selected (or requested) by the Borrower in its Notice of Eurodollar Continuation given with respect thereto;

         provided, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Loans are subject to the following:

                          (A)  if any Interest Period pertaining to a
                 Eurodollar Loan would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                          (B) any Interest Period in respect of any Eurodollar Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                          (C) any Interest Period pertaining to a Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (B) above, end on the last Eurodollar Business Day of a calendar month;

                 (b) with respect to each Money Market LIBOR Loan, the period commencing on the date of such Loan specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 3; provided, that all of the foregoing provisions relating to Interest Periods in respect of Money Market LIBOR Loans are subject to the following:

                               (i) any Interest Period pertaining to a Money Market LIBOR Loan that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                              (ii) any Interest Period pertaining to a Money Market LIBOR Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month; and

                             (iii) any Interest Period in respect of any such Money Market Loan that would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period; and

                 (c) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of such Loan specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than 1 nor more than 365 days) as the Borrower may elect in accordance with Section 3; provided, that all of the foregoing provisions relating to Interest Periods in respect of Money Market Absolute Rate Loans are subject to the following:

                               (i) any Interest Period pertaining to a Money Market Absolute Rate Loan that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day; and

                              (ii) any Interest Period in respect of any such Money Market Loan that would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period.

                 "Interest Rate Agreement": an interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, providing to the Borrower protection against increases in interest rates.

                 "Internal Revenue Code": the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Invitation for Money Market Quotes": each request by the Borrower, delivered by the Administrative Agent, for Lenders to submit bids to make Money Market Loans, which shall contain the information in respect of such requested Money Market Loans specified in Exhibit B and shall be delivered to the Lenders in writing, by telecopy, or by telephone, immediately confirmed by telecopy.

                 "Lenders": as defined in the Preamble to this Agreement; such term shall include Lenders that are parties to this Agreement on the date hereof and Lenders that become parties to this Agreement pursuant to subsection 11.6(c).

                 "LIBOR Auction": a solicitation of Money Market Quotes setting forth Money Market Margins based on the Eurodollar Rate pursuant to Section 3.

                 "Lien": any mortgage, pledge, hypothecation, assignment (to the extent such assignment is intended to secure an obligation of any Person), encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or, if they have the same economic effect as any of the foregoing, any preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capitalized lease).

                 "Loan": any loan made by any Lender pursuant to this Agreement.

                 "Material Plan": at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000.

                 "Material Subsidiary": Burlington Northern Inc., Burlington Northern Railroad, Santa Fe Pacific Corporation, Santa Fe Railroad, BN Leasing Corporation and any other Subsidiary of the Borrower the consolidated assets of which, as would be shown in a consolidated balance sheet as at the last day of its most recently ended fiscal year determined in accordance with GAAP, are in excess of 5% of Consolidated Tangible Net Worth as of the last day of the most recently ended fiscal year, provided that notwithstanding the foregoing, neither SFP Pipeline Holdings, Inc. or any of its Subsidiaries nor Santa Fe Receivables Corporation shall be deemed to be a Material Subsidiary. Unless otherwise specified, references in this Agreement to "Material Subsidiary" shall be references to a Material Subsidiary of the Borrower.

                 "Money Market Absolute Rate": as defined in subsection 3.4(b)(iv).

                 "Money Market Absolute Rate Loan": a Loan to be made by a Lender pursuant to an Absolute Rate Auction.

                 "Money Market Lending Office": as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

                 "Money Market LIBOR Loan": a Loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to clause (ii) of the last sentence of subsection 4.10).

                 "Money Market Loan": a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                 "Money Market Margin":  as defined in subsection 3.4(b)(iii).

                 "Money Market Note":  as defined in subsection 4.9(d).

                 "Money Market Quote": each offer by a Lender to make Money Market Loans pursuant to an Invitation for Money Market Quotes, which Money Market Quote shall contain the information specified in Exhibit C and shall be delivered to the Administrative Agent by telecopy.

                 "Money Market Quote Request": each request by the Borrower for Lenders to submit bids to make Money Market Loans, which shall contain the information in respect of such requested Money Market Loans specified in Exhibit A and shall be delivered to the Administrative Agent by telecopy.

                 "Moody's":  Moody's Investors Service, Inc.

                 "Moody's Rating": for any day, the rating of the Borrower's senior unsecured, non-credit-enhanced debt by Moody's in effect at 9:00 A.M., New York City time, on such day; provided, that if such debt of the Borrower shall not be rated by such rating agency, such Rating shall be such rating agency's counterparty or similar rating specifically assigned by such rating agency to the Borrower. If Moody's shall have changed its system of classifications after the date hereof, the Moody's Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                 "Multiemployer Plan": at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which (a) any member of the ERISA Group is then making or accruing an obligation to make contributions or (b) any Person, who was at the time of such contribution a member of the ERISA Group, has within the preceding five plan years made contributions.

                 "Notes": the collective reference to the Revolving Credit Notes and the Money Market Notes.

                 "Notice of Base Rate Conversion": as defined in subsection 4.5(a); each such notice shall be delivered in writing or by telecopy and shall specify the principal amount of the Eurodollar Loans being converted to Base Rate Loans pursuant thereto.

                 "Notice of Eurodollar Continuation": as defined in subsection 4.5(b); each such notice shall be delivered in writing or by telecopy and shall specify the length or lengths of the Interest Periods to be applicable to the Eurodollar Loans being continued pursuant thereto.

                 "Notice of Eurodollar Conversion": as defined in subsection 4.5(a); each such notice shall be delivered in writing or by telecopy and shall specify the principal amount of Base Rate Loans being converted to Eurodollar Loans pursuant thereto and the length or lengths of the initial Interest Period(s) applicable thereto.

                 "Notice of Money Market Borrowing": each confirmation by the Borrower of its acceptance of Money Market Quotes, which Notice of Money Market Borrowing shall be substantially in the form of Exhibit D and shall be delivered to the Administrative Agent by telecopy.

                 "Notice of Revolving Credit Borrowing": an irrevocable notice from the Borrower, delivered pursuant to subsection 2.2, requesting the Lenders to make Revolving Credit Loans; each such notice shall be delivered in writing or by telecopy and shall specify (i) the amount of such Loans, (ii) whether such Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iii) if such Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the length of the initial Interest Period for such Eurodollar Loans.

                 "Participant":  as defined in subsection 11.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                 "Pipeline Partners": Santa Fe Pacific Pipeline Partners, L.P., a Delaware limited partnership.

                 "Plan": at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at the time of such maintenance or contribution a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Prime Rate": the rate of interest publicly announced from time to time by Chemical Bank as its prime rate at its principal office in New York City.

                 "Rating": as applicable, Rating I, Rating II, Rating III, Rating IV, Rating V or Rating VI.

                 "Rating I": applies on any day on which the S&P Rating is at or above A and the Moody's Rating is at or above A2.

                 "Rating II": applies on any day on which (i) the S&P Rating is A- or above or the Moody's Rating is A3 or above and (ii) Rating I does not apply.

                 "Rating III": applies on any day on which the S&P Rating is BBB+ or the Moody's Rating is Baa1.

                 "Rating IV": applies on any day on which the S&P Rating is BBB or the Moody's Rating is Baa2.

                 "Rating V": applies on any day on which the S&P Rating is BBB- or the Moody's Rating is Baa3.

                 "Rating VI": applies on any day on which none of Rating I, Rating II, Rating III, Rating IV or Rating V applies (including, without limitation, any day on which there is no Moody's Rating and no S&P Rating).

                 "Receivables Documents": a receivables purchase agreement entered into by the Borrower, a Selling Subsidiary and/or a Receivables Subsidiary and each other instrument, agreement and other document entered into by the Borrower or any Selling Subsidiary or Receivables Subsidiary relating to the transactions contemplated by such receivables purchase agreement, including but not limited to the transfer of the Receivables Program Assets by the Borrower and the Selling Subsidiaries pursuant to such receivables purchase agreement.

                 "Receivables Program Assets": (a) all rights of the Borrower or any Selling Subsidiary to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges) which are transferred by the Borrower, a Selling Subsidiary or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all rights, title and interest of the Borrower, a Selling Subsidiary or a Receivables Subsidiary in goods relating to a sale that gave rise to such rights to payment, (c) security interests or liens (and the property subject thereto) purporting to secure such rights to payment,
         (d) all guaranties and other agreements or arrangements of whatever character from time to time supporting such rights to payment, (e) lock-boxes and bank accounts of the Borrower, any Selling Subsidiary or a Receivables Subsidiary in which proceeds of any of the foregoing are held, and all investments from such accounts and other claims and rights in connection therewith, (f) rights and interests of a Receivables Subsidiary under Receivables Documents, and (g) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                 "Receivables Program Obligations": (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Borrower, a Subsidiary or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions).

                 "Receivables Subsidiary": a special purpose Wholly-Owned Subsidiary created in connection with the transactions contemplated by an Accounts Receivable Financing, which Subsidiary engages in no activities other than those incidental to such Accounts Receivable Financing.

                 "Reference Lenders": Chemical Bank, Morgan Guaranty Trust Company of New York and Union Bank of Switzerland.

                 "Register":  as defined in subsection 11.6(f).

                 "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Required Lenders": at any time Lenders the Commitment Percentages of which aggregate at least 51%.

                 "Revolving Credit Loans":  as defined in subsection 2.1.

                 "Revolving Credit Note":  as defined in subsection 4.9(d).

                 "S&P":  Standard & Poor's Ratings Group.

                 "S&P Rating": for any day, the rating of the Borrower's senior unsecured, non credit-enhanced debt by S&P in effect at 9:00 A.M., New York City time, on such day; provided, that if such debt of the Borrower shall not be rated by such rating agency, such Rating shall be such rating agency's counterparty or similar rating specifically assigned by such rating agency to the Borrower. If S&P shall have changed its system of classifications after the date hereof, the S&P Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                 "Santa Fe Railroad": The Atchison, Topeka and Santa Fe Railway Company, a Delaware corporation, and its successors.

                 "Selling Subsidiary": any Subsidiary other than a Receivables Subsidiary which is a party to a Receivables Document.

                 "Special Purpose Vehicle": a trust, partnership or other special purpose Person established by the Borrower and/or its Subsidiaries to implement an Accounts Receivable Financing.

                 "Specified Obligations": with respect to any Person, the collective reference to (a) the Debt of such Person and (b) the obligations of such Person to make payments to counterparties under Interest Rate Agreements in the event of the occurrence of a termination event thereunder.

                 "Subsidiary": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such other Person). Unless otherwise specified, references in this Agreement to "Subsidiary" shall be references to a Subsidiary of the Borrower.

                 "Termination Date": November 19, 1997 (or such earlier date on which the Commitments shall terminate pursuant to the terms of this Agreement).

                 "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Type": (a) as to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Loan and (b) as to any Money Market Loan, its nature as a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                 "Unfunded Liabilities": with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                 "United States": the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                 "Wholly-Owned Subsidiary": any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such other Person).

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note, certificate or other document made or delivered pursuant hereto.

                 (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 8 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 8 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                     SECTION 2.  THE REVOLVING CREDIT LOANS

                 2.1 The Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment; provided, that no Revolving Credit Loan may be made if, after giving effect to such Loan and to any simultaneous repayment of outstanding Loans, the aggregate outstanding principal amount of Revolving Credit Loans and Money Market Loans would exceed the aggregate amount of the Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing Revolving Credit Loans, prepaying Revolving Credit Loans in whole or in part, and reborrowing Revolving Credit Loans, all in accordance with the terms and conditions hereof.

                 (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.5.

                 2.2  Procedure for Revolving Credit Borrowing.   The Borrower
shall request Revolving Credit Loans by delivering a Notice of Revolving Credit Borrowing to the Administrative Agent prior to 10:00 A.M., New York City time,
(a) three Eurodollar Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on such Borrowing Date, otherwise, requesting the Lenders to make Revolving Credit Loans on such Borrowing Date. Upon receipt of such Notice of Revolving Credit Borrowing the Administrative Agent shall promptly notify each Lender thereof, and not later than 12:00 noon, New York City time, on such Borrowing Date each Lender shall make available to the Administrative Agent at its office specified in subsection 11.2 the amount of the Revolving Credit Loan to be made by such Lender on such Borrowing Date, in immediately available funds. The Administrative Agent shall on such Borrowing Date make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                 2.3 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, on the Termination Date, the aggregate principal amount of the Revolving Credit Loans of such Lender outstanding on such date.


                       SECTION 3.  THE MONEY MARKET LOANS

                 3.1 Money Market Option. The Borrower may, as set forth in this Section, at any time during the Commitment Period request the Administrative Agent to solicit offers from all the Lenders to make Money Market Loans to the Borrower. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. No Money Market Loan may be made if, after giving effect to such Loan and to any simultaneous repayment of outstanding Loans, the aggregate outstanding principal amount of Revolving Credit Loans and Money Market Loans would exceed the aggregate amount of the Commitments.

                 3.2 Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission a Money Market Quote Request so as to be received no later than Noon, New York City time, (a) four Eurodollar Business Days prior to the Borrowing Date proposed therein, in the case of a LIBOR Auction or (b) one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction (or (x) in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective and (y) in the case of an Absolute Rate Auction for a proposed Borrowing Date occurring on the Closing Date, not later than 9:00 A.M., New York City time, on the Closing
Date), specifying:

                     (i) the proposed Borrowing Date, which shall be a Eurodollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                    (ii) the aggregate amount of such Loans, which shall be $5,000,000 or a larger whole multiple of $1,000,000,

                   (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                    (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

                 3.3 Invitation for Money Market Quotes. The Administrative Agent, promptly upon receipt of any Money Market Quote Request, shall send to the Lenders by facsimile transmission an Invitation for Money Market Quotes, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                 3.4  Submission and Contents of Money Market Quotes.   (a)
Each Lender may submit, as it may elect in its sole discretion, a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 3.4 and must be submitted to the Administrative Agent by facsimile transmission at its offices specified in or pursuant to subsection 11.2 not later than (i) 10:00 A.M., New York City time, three Eurodollar Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction, or (ii) 10:00 A.M., New York City time, on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Lenders. Subject to Sections 6 and 9, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                 (b)  Each Money Market Quote shall in any case specify:

                 (i)  the proposed Borrowing Date,

                 (ii) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (A) may be greater than or less than the Commitment of the quoting Lender, (B) must be $5,000,000 or a larger whole multiple of $1,000,000, and (C) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

                 (iii) in the case of a LIBOR Auction, the margin above or below the applicable Eurodollar Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/16 of 1%) to be added to or subtracted from the Eurodollar Rate,

                 (iv) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/100 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                 (v)  the identity of the quoting Lender.

A Money Market Quote may set forth up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                 (c)  Any Money Market Quote shall be disregarded if it:

                 (i) is not substantially in conformity with Exhibit C or does not specify all of the information required by subsection 3.4(b);

                 (ii)  contains qualifying, conditional or similar language;

                 (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                 (iv)  arrives after the time set forth in subsection 3.4(a).

                 3.5 Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (a) of any Money Market Quote submitted by a Lender that is in accordance with subsection 3.4 and (b) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify
(i) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (ii) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (iii) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                 3.6 Acceptance and Notice by Borrower. Not later than 11:00 A.M., New York City time, (a) three Eurodollar Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction or (b) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers notified to it pursuant to subsection 3.5. In the case of acceptance, such notice shall be a Notice of Money Market Borrowing and shall specify the aggregate principal amount of offers for each

Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                    (i) the aggregate principal amount of Money Market Loans made pursuant to a Money Market Quote Request may not exceed the applicable amount set forth in such Money Market Quote Request,

                    (ii) the principal amount of Money Market Loans made on a Borrowing Date pursuant to a Money Market Quote Request must be $5,000,000 or a larger whole multiple of $1,000,000,

                   (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                    (iv) the Borrower may not accept any offer that is required to be disregarded as described in subsection 3.4(c) or that otherwise fails to comply substantially with the requirements of this Agreement.

                 3.7 Allocations. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in whole multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error. Upon acceptance, notice and allocation of Money Market Quotes pursuant to and in accordance with subsections 3.6 and 3.7, the Administrative Agent will, in accordance with its usual practice, notify each Lender whose Money Market Quote has been accepted of the amount of its Money Market Quote accepted and allocated.

                 3.8 Certain Restrictions. The Borrower may request offers to make Money Market Loans for up to five Interest Periods in a single Money Market Quote Request.

                 3.9 Repayment of Money Market Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of the relevant Lender, on the last day of the Interest Period with respect thereto, the aggregate principal amount of each Money Market Loan of such Lender.

               SECTION 4. CERTAIN PROVISIONS APPLICABLE TO
                          THE COMMITMENTS AND THE LOANS

                 4.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date to the date on which the Commitments have terminated and all Loans have been repaid in full, computed at the Facility Fee Rate, in each case on the average daily Facility Fee Calculation Amount of such Lender during the period for which payment is made, payable in arrears on the last day of each March, June, September and December and on the date on which the Commitments have terminated and all Loans have been repaid in full, commencing on the first of such dates to occur after the date of this Agreement.

                 (b) The Borrower agrees to pay to each Agent and each Co-Arranger the fees on the dates and in the amounts previously agreed to in writing by the Borrower and such respective Persons.

                 4.2 Minimum Borrowing Amounts. Each borrowing under the Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 4.3 Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date of such action, to terminate any of the Commitments or, from time to time, to reduce the amount of any of the Commitments; provided, that no reduction of the Commitments shall be permitted if, after giving effect thereto and to any simultaneous repayment of Revolving Credit Loans and/or Money Market Loans, the aggregate outstanding principal amount of the Revolving Credit Loans and Money Market Loans would exceed the Commitments. Any reduction of any of the Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect. The Administrative Agent will, in accordance with its usual practice, notify the Lenders of each such notice of termination or reduction.

                 (b) If on any date after the end of the Commitment Period, after giving effect to any repayments of Loans on such date, the amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans, the Commitments shall be automatically permanently reduced by the amount of such excess.

                 4.4 Optional Prepayments; Mandatory Prepayments. (a) The Borrower may, (i) upon notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date of prepayment, prepay any Base Rate Loans (or any Money Market Loans bearing interest based upon the Base Rate pursuant to clause (ii) of the last sentence of subsection 4.10) or (ii) upon at least three Eurodollar Business Days' notice to the Administrative Agent, prepay any Eurodollar Loans, in each case in whole or in part in amounts aggregating $5,000,000 or any larger whole multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Upon prepaying any Eurodollar Loan on any date other than the last day of an Interest Period applicable thereto, the Borrower shall be obligated to pay the amounts described in subsection 4.16.

                 (b) Except as provided in subsection 4.4(a) with respect to a Money Market Loan bearing interest based upon the Base Rate pursuant to clause
(ii) of the last sentence of subsection 4.10 and in subsection 4.4(d), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                 (c) Upon receipt of a notice of prepayment pursuant to this subsection 4.4, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

                 (d) If a Change of Control shall occur with respect to the Borrower, the Administrative Agent shall, upon the request of the Required Lenders, by notice to the Borrower given within six months after the date of such Change of Control, terminate the Commitments, whereupon the Commitments shall immediately terminate, and any Loans then outstanding (together with accrued interest thereon) shall become due and payable on the fifth Eurodollar Business Day after such notice is given.

                 4.5 Conversion and Continuation Options. (a) The Borrower may, on the last day of any Interest Period with respect thereto, convert Eurodollar Loans to Base Rate Loans by giving notice thereof (a "Notice of Base Rate Conversion") to the Administrative Agent not later than 10:00 A.M., New York City time, on the last day of the then current Interest Period in respect of the Eurodollar Loans being converted. The Borrower may from time to time convert Base Rate Loans to Eurodollar Loans by giving notice thereof (a "Notice of Eurodollar Conversion") to the Administrative Agent at least three Eurodollar Business Days prior to the first day of the Interest Period to be applicable to such Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing.

                 (b) The Borrower may continue any Eurodollar Loans as such upon the expiration of the then current Interest Period with respect thereto by giving notice thereof (a "Notice of Eurodollar Continuation") to the Administrative Agent at least three Eurodollar Business Days prior to the last day of such then current Interest Period, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if the Borrower shall fail to give such Notice of Eurodollar Continuation or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 4.6 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Not more than twenty Tranches may be outstanding at any time.

                 4.7 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                 (c) Each Money Market Loan shall bear interest at the applicable rate set forth in the Notice of Money Market Borrowing applicable thereto.

                 (d) If any principal amount of any Loan shall not be paid when due, from and after the date on which such principal amount was due (i) the outstanding principal amount of all Eurodollar Loans and Money Market Loans shall bear interest at 2% above the rate that would otherwise be applicable thereto until the earlier of (A) the date on which such overdue principal amount is paid in full and (B) the last day of the respective Interest Periods applicable to such outstanding Eurodollar Loans and Money Market Loans, and thereafter the outstanding principal amount of all Eurodollar Loans and Money Market Loans shall bear interest at a rate equal to 2% above the rate applicable at such time to Base Rate Loans until such overdue principal amount is paid in full (as well after as before judgment) and (ii) the outstanding principal amount of all Base Rate Loans shall bear interest at a rate equal to 2% above the rate applicable at such time to Base Rate Loans until such overdue principal amount is paid in full (as well after as before judgment). If all or a portion of (i) any interest payable on any Loan or (ii) any facility fee or other amount payable hereunder, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% above the rate applicable at such time to Base Rate Loans, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                 (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                 4.8 Computation of Interest and Fees. (a) Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a

Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in the Base Rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                 (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                 (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 4.10, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                 4.9 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement and under any Note.

                 (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(f), and a record therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                 (c) The records of each Lender maintained pursuant to subsection 4.9(a) and the entries made by the Administrative Agent in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender to maintain such records or the Administrative Agent to maintain the Register or any such record, or any error in either thereof, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender in accordance with the terms of this Agreement.

                 (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, within thirty days after notification of such request by the Administrative Agent to the Borrower, (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit G-1 with appropriate insertions (a "Revolving Credit Note"), and
(ii) a promissory note of the Borrower evidencing the Money Market Loans of such Lender, substantially in the form of Exhibit G-2 with appropriate insertions (a "Money Market Note").

                 4.10 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Loan or Money Market LIBOR Loan:

                 (a) the Administrative Agent is advised by the Reference Lenders that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Lenders in the relevant market for such Interest Period, or

                 (b) in the case of Revolving Credit Loans, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, convert Loans into or continue Loans as, as the case may be, Eurodollar Loans shall be suspended, and any Loan that was to be converted into, or continued as, a Eurodollar Loan for such Interest Period shall, instead, be continued as, or converted into, a Base Rate Loan on the first day of such Interest Period. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the first day of any such Interest Period in respect of any requested Eurodollar Loan or Money Market LIBOR Loan for which a Notice of Revolving Credit Borrowing or Notice of Money Market Borrowing, as the case may be, has previously been given that it elects not to borrow on such date, (i) if such requested Loan is a Eurodollar Loan, such Loan shall instead be made as a Base Rate Loan and (ii) if such requested Loan is a Money Market LIBOR Loan, such Money Market LIBOR Loan shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

                 4.11 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this subsection, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Borrower shall prepay in full the then outstanding principal amount of each such Eurodollar Loan on the date required by law (as specified in such notice), together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

                 4.12  Increased Cost and Reduced Return.  (a)  If on or after
(i) the date hereof, in the case of any Revolving Credit Loan or any obligation to make Revolving Credit Loans, or (ii) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement in respect of Eurocurrency liabilities described in paragraph (c) of this subsection 4.12), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or on the interbank eurodollar market any other condition affecting its Eurodollar Loans or Money Market LIBOR Loans or its obligation to make such Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any such Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                 (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent holding company) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its parent holding company) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent holding company) for such reduction.

                 (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 4.12, the Borrower agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to the Borrower, on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, at any time when such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, at any time when such Lender may be required by the Board of Governors of the Federal Reserve System or by any other governmental authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Eurodollar Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans.

                 (d) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this subsection 4.12 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that if a Lender shall not have so notified the Borrower within 90 days of such event, such Lender may not seek compensation for any period beginning prior to the date which is 90 days prior to the date upon which the Borrower is notified of such event. A certificate of any Lender claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                 (e) The provisions of this subsection shall survive any termination of this Agreement.

                 4.13 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (subject to paragraph (g) hereof), and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its net income, and franchise, value added or similar taxes imposed on it, by a jurisdiction on the basis of a present or former connection between such jurisdiction and the Lender or Administrative Agent other than a connection arising solely from such Administrative Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 4.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in subsection 11.2, the original or a certified copy of a receipt evidencing payment thereof.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                 (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this subsection 4.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
If any Lender or the Administrative Agent receives any written demand from any taxing authority asserting a liability for any Taxes or Other Taxes for which such Lender or the Administrative Agent is entitled to an indemnity under this paragraph (c), such Lender or Agent shall promptly furnish the Borrower and the Administrative Agent with a copy of such demand.

                 (d) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter (but only so long as such Lender remains lawfully able to do so), such

Lender agrees with and in favor of the Administrative Agent and the Borrower to deliver to the Administrative Agent and the Borrower: (i) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement, properly completed Internal Revenue Service Forms 1001, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; (ii) before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, two properly completed and executed copies of Internal Revenue Service Form 4224, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or a business in the United States; or (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. Such Lender agrees to promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, in the event any Lender that claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing Internal Revenue Service Form 1001 sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender under this Agreement or any Note, such Lender agrees to notify the Administrative Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of obligations of the Borrower to such Lender under this Agreement or any Note. To the extent of such percentage amount, the Administrative Agent and the Borrower will treat such Lender's Internal Revenue Service Form 1001 as no longer valid. In the event any Lender that claims exemption from United States withholding tax by filing Internal Revenue Service Form 4224 with the Administrative Agent and the Borrower sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender under this Agreement or any Note, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code. If the Form 1001, Form 4224 or any other appropriate forms required to be provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes. The Borrower shall not be required to pay any amounts with respect to United States withholding taxes under subsection (a) of this subsection 4.13 if the Lender shall have delivered to the Borrower an Internal Revenue Service Form 1001 or 4224 and such Lender was not actually entitled based on the law at the time of such delivery to a reduced United States interest withholding tax.

                 (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to subsection 4.13(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under subsection 4.13(a) with respect to Taxes imposed by the United States. Should a

Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                 (f) In the event that the Borrower is obligated to make an indemnification payment pursuant to this subsection 4.13 to any Lender and the Lender receives a refund of Taxes with respect to which the Borrower made an indemnification payment, the Lender promptly shall remit the amount of such refund to the Borrower.

                 (g) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by paragraph (d) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax unless the Borrower withholds the appropriate amount pursuant to subsection 4.13(a).

                 (h) If the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or the Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Borrower under this subsection, together with all costs and expenses (including reasonable fees and disbursements of counsel).

                 (i) Each Lender agrees that it will (i) take all reasonable actions requested by the Borrower, including, without limitation, changing the jurisdiction of the Lender's Applicable Lending Office, that are, in the judgment of such Lender, not disadvantageous to such Lender to maintain all complete or partial exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and, in the judgment of such Lender, not disadvantageous to it, otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this subsection 4.13.

                 (j) The provisions of this subsection shall survive any termination of this Agreement. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this subsection 4.13; provided that if a Lender shall not have so notified the Borrower within 90 days of such event of which it has knowledge, such Lender may not seek compensation for any period beginning prior to the date which is 90 days prior to the date upon which the Borrower is notified of such event.

                 4.14 Base Rate Loans Substituted for Affected Eurodollar Loans. If any Lender is an Affected Lender and the Borrower shall, by at least five Eurodollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this subsection 4.14 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances that caused such Lender to be an Affected Lender no longer apply:

                 (a) all Loans which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and

                 (b) after each of its Eurodollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.

                 4.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower in respect of Revolving Credit Loans, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective principal amounts of, or interest on, the Loans, as the case may be, then due and owing to the Lenders. All payments (including prepayments) to be made by the Borrower hereunder or under any Note, whether on account of principal, interest, fees or otherwise, shall be made without deduction, set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans or Money Market LIBOR Loans shall be due on a day that is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 (c) Unless the Administrative Agent has received notice from a Lender prior to a Borrowing Date that such Lender will not make available to the Administrative Agent the amount that would constitute its share of the Loans to be made on such Borrowing Date, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such Borrowing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. In addition to, and not in limitation of, the foregoing, if such Lender's share of such Loans is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the Federal Funds Rate plus the Applicable Margin applicable to Eurodollar Loans, on demand, from the Borrower.

                 4.16 Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or Money Market Loan on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Eurodollar Loan or Money Market Loan after giving a Notice of Revolving Credit Borrowing, Notice of Money Market Borrowing or notice of prepayment, continuation or conversion, as the case may be, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. The provisions of this subsection shall survive any termination of this Agreement.

                 4.17 Replacement of Affected Lender. At any time any Lender is an Affected Lender, the Borrower may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in an aggregate amount equal to the Commitment of such Affected Lender being replaced thereby, and upon notice from the Borrower such Affected Lender shall assign, without recourse or warranty, its Commitment, its Revolving Credit Loans, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid fees, any amounts payable under subsection 4.16 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder; provided that no Affected Lender shall be required to assign any Money Market Loan.


                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

                 To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

                 5.1 Financial Condition. (a) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income and cash flows for the nine months then ended (including such results of Santa Fe Pacific Corporation and its consolidated subsidiaries for the period only from September 22, 1995 through September 30, 1995), copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (b) of this subsection, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period.

                 (b) The consolidated balance sheet of the Burlington Northern Inc. and its consolidated subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of Burlington Northern Inc. and its consolidated subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity and cash flows for such fiscal year.

                 (c) The consolidated balance sheet of the Santa Fe Pacific Corporation and its consolidated subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, reported on by Price Waterhouse, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of Santa Fe Pacific Corporation and its consolidated subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity and cash flows for such fiscal year.

                 (d) The unaudited consolidated balance sheet of Burlington Northern Inc. and its consolidated subsidiaries as of June 30, 1995 and the related consolidated statements of income and cash flows for the six months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (b) of this subsection, the consolidated financial position of Burlington Northern Inc. and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period.

                 (e) The unaudited consolidated balance sheet of Santa Fe Pacific Corporation and its consolidated subsidiaries as of June 30, 1995 and the related consolidated statements of income and cash flows for the six months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (c) of this subsection, the consolidated financial position of Santa Fe Pacific Corporation and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period.

                 5.2 No Change. Since September 30, 1995, there has been no material adverse change in the financial position, results of operations or business of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 5.3 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except in any case where the failure to be in good standing or to have such powers, licenses, authorizations, consents or approvals would not, in the aggregate, materially adversely affect the financial position, results of operations or business of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 5.4 Corporate and Governmental Authorization; Non Contravention. The execution, delivery and performance by the Borrower of this Agreement and any Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary except for any contravention of or default under or Lien arising under any law, rule or regulation or any agreement, judgment, order, decree or other instrument (other than agreements or instruments constituting or evidencing Debt) not material to the business of the Borrower and its Consolidated Subsidiaries, considered as a whole, which contravention, default or Lien would not (a) materially adversely affect the financial position, results of operations or business of the Borrower and its Consolidated Subsidiaries, considered as a whole or (b) adversely affect in any substantive way the rights and remedies of the Agents and the Lenders hereunder.

                 5.5 Binding Effect. This Agreement constitutes, and any Note when executed and delivered will constitute, a valid and binding agreement of the Borrower except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) general equitable principles (whether enforceability is considered in a proceeding in equity or at law).

                 5.6 Litigation. Except as disclosed in the Form 10-Q of the Borrower for the period ending September 30, 1995, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) in which there is a reasonable possibility of an adverse decision that could materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) that in any manner draws into question the validity of this Agreement or any Note.

                 5.7 Taxes. United States Federal income tax returns of Santa Fe Pacific Corporation and its Material Subsidiaries have been examined and closed or the statutes of limitations have expired for all fiscal years through the year ended December 31, 1980. United States Federal income tax returns of Burlington Northern Inc. and its Material Subsidiaries have been examined and closed or the statutes of limitations have expired for all fiscal years through the year ended December 31, 1985. The Borrower and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Material Subsidiary except for any taxes being contested in good faith by appropriate proceedings and as to which accruals have been provided in accordance with GAAP. The accruals on the books of the Borrower and its Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                 5.8 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U in violation of such Regulations.

                 5.9 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan.
No member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (c) incurred any liability under Title IV of ERISA other than for regular contributions, which are not delinquent, and other than a liability to the PBGC for premiums under Section 4007 of ERISA or a liability to any Multiemployer Plan not in excess of $50,000,000.

                 5.10 Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 5.11 Subsidiaries. Each of the Borrower's corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except in any case where the failure to be in good standing or to have such powers, licenses, authorizations, consents and approvals would not, in the aggregate (a) materially adversely affect the financial position, results of operations or business of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) adversely affect in any substantive way the rights and remedies of the Agents and the Lenders hereunder or under any Note.

                 5.12 Environmental Matters. Except as disclosed in the Form 10-Q of the Borrower for the period ending September 30, 1995, the Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Laws, and no Hazardous Substances have been released upon any properties owned, leased or operated by the Borrower or any of its Subsidiaries, except, in each case, to an extent that would not be reasonably anticipated to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 5.13 Full Disclosure. The material furnished to the Agents and the Lenders by or on behalf of the Borrower in connection with the negotiation, execution and delivery of this Agreement, taken as a whole, does not contain as of the date hereof, did not contain at the time so furnished and will not contain on the date of the initial borrowing of Loans, any untrue statement of a material fact and does not as of the date hereof omit, did not omit at the time so furnished and will not omit on the date of the initial borrowing of Loans, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 5.14 Limitation on Subsidiary Restrictions. Neither the Borrower nor any Material Subsidiary has entered into any agreement with any Person prior to the date hereof that will continue to be in effect after the Closing Date which prohibits or limits the ability of such Material Subsidiary to pay dividends or make other distributions to the Borrower.

                        SECTION 6.  CONDITIONS PRECEDENT

                 6.1 Conditions to Closing Date. The Closing Date will occur on the date of satisfaction of the following conditions precedent:

                 (a) Revolving Credit Agreement. The Documentation Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender.

                 (b) Related Agreements. The Documentation Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Documentation Agent, including, without limitation, a copy of any material debt instrument, material security agreement or other material contract to which the Borrower or its Subsidiaries may be a party.

                 (c) Corporate Proceedings of the Borrower. The Documentation Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Documentation Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and any Note and (ii) the borrowings contemplated hereunder, certified by the secretary or an assistant secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Documentation Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (d) Borrower Incumbency Certificate. The Documentation Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement and documents executed by the Borrower pursuant hereto, satisfactory in form and substance to the Documentation Agent, executed by the vice-president - finance or the chief financial officer and the secretary or an assistant secretary of the Borrower.

                 (e) Corporate Documents. The Documentation Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the secretary or an assistant secretary of the Borrower.

                 (f) Fees. Each Agent and each Co-Arranger shall have received the fees referred to in subsection 4.1 to be received on or prior to the Closing Date.

                 (g) Legal Opinions. The Documentation Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                             (i) the executed legal opinion of Mayer, Brown & Platt, counsel to the Borrower, substantially in the form of Exhibit E-1;

                            (ii) the executed legal opinion of the general counselof the Borrower, substantially in theform of Exhibit E-2; and

                           (iii) the executed legal opinion of Simpson Thacher & Bartlett, special counsel to the Documentation Agent and the Administrative Agent, substantially in the form of Exhibit E-3.

         Each such legal opinion shall be dated the Closing Date and shall cover such other matters incident to the transactions contemplated by this Agreement as either Agent may reasonably require.

                 (h) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

                 (i) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

                 (j) Existing Credit Facilities. The Existing Credit Facilities shall have been terminated and all obligations thereunder shall have been paid or repaid in full (or shall be paid in full on the Closing Date with the proceeds of initial Loans hereunder), and the Agents shall have received such evidence thereof as shall be reasonably requested by it.

                 (k) Release of Collateral. Morgan Guaranty Trust Company of New York, as administrative agent under the Credit Agreement, dated as of January 27, 1995, as amended, with Santa Fe Pacific Corporation, shall have given notice to the Trustee under the Trust Agreement referred to in such Credit Agreement that such Credit Agreement has been terminated, and the Borrower shall have paid all fees owing by it to the Trustee under such Trust Agreement and shall have taken all other actions required to cause the collateral held by such Trustee under such Trust Agreement to be released.

                 (l) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agents, and the Agents and the Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Agents shall reasonably request.

                 6.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 (c) Notice of Borrowing. The Administrative Agent shall have received by the time required pursuant to subsection 2.2 or 3.6, as the case may be, the Notice of Revolving Credit Borrowing or Notice of Money Market Borrowing, as the case may be, in respect of such Loans.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in paragraphs (a), (b) and (c) of this subsection have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as any of the Commitments remains in effect or any amount is owing to any Lender or Agent hereunder or under any Note:

                 7.1 Information. The Borrower will deliver to the Administrative Agent in sufficient number for all of the Lenders (and the Administrative Agent shall promptly deliver to each Lender upon receipt):

                 (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing;

                 (b) within 120 days after the end of each fiscal year of the Borrower, a consolidating balance sheet in reasonable detail of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidating statement of income for such fiscal year, all certified by the chief financial officer, chief accounting officer or vice president-finance of the Borrower as having been used in connection with the preparation of the financial statements referred to in paragraph (a) of this subsection;

                 (c) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form such statement of income for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and the related consolidated statement of cash flow for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form such statement of cash flow for the corresponding portion of the Borrower's previous fiscal year, all certified as to fairness of presentation, generally accepted accounting principles and consistency (except for any changes concurred with by the Borrower's independent public accountants) by the chief financial officer, chief accounting officer or vice president-finance of the Borrower;

                 (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (c) of this subsection, a certificate of the chief financial officer, chief accounting officer or vice president-finance of the Borrower (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of subsections 8.1, and 8.2 on the date of such financial statements, (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto and (C) stating whether, to the best of his knowledge, after due inquiry, since the date of the most recent previous delivery of financial statements pursuant to paragraph (a) or (c) of this subsection, there has been any material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change;

                 (e) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) of this subsection, a statement of the firm of independent public accountants that reported on such statements (i) stating that their audit examination has included a review of the terms of this Agreement as they relate to financial or accounting matters (including without limitation the requirements of subsections 8.1 and 8.2) and (ii) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

                 (f) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, chief accounting officer or vice president-finance of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

                 (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or other reports that the Borrower shall have filed with the Securities and Exchange Commission (it being understood that if such reports and the financial statements, reports and proxy statements referred to in paragraph (g) of this subsection are provided within the time period prescribed by, and contain the financial statements, opinions and certifications required by, paragraphs (a) and (c) of this subsection, the requirements of supplying such financial statements, opinions and certifications shall be deemed to have been met);

                 (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the vice president-finance or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, that the Borrower or applicable member of the ERISA Group is required or proposes to take;

                 (j) as soon as reasonably practicable after the chairman, president, secretary, treasurer, chief financial officer, vice president-finance, chief legal officer or any vice president of the Borrower obtains knowledge of the commencement of, or a material threat of the commencement of, an action, suit, arbitration or other proceeding against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency, arbitrator or other official in which there is a reasonable possibility of an adverse decision that could materially adversely affect the business, financial position or results of operation of the Borrower and its Consolidated Subsidiaries, considered as a whole, or that in any manner draws into question the validity of this Agreement, information as to the nature of such pending or threatened action, suit or proceeding;

                 (k) promptly after the chairman, president, secretary, treasurer, chief financial officer, vice president-finance, chief legal officer or any vice president of the Borrower obtains knowledge of a Change of Control, information as to the details thereof; and

                 (l) from time to time such additional information regarding the financial position, results of operations or business of the Borrower or any of its Subsidiaries as the Administrative Agent, at the reasonable request of any Lender, may request.

                 7.2 Maintenance of Properties; Insurance. (a) Except as otherwise permitted by subsection 8.4, the Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, to the extent required by sound business practice.

                 (b) The Borrower will insure, and will cause each Subsidiary to insure, its assets and businesses to such extent as is customary for companies engaged in the same or similar businesses in similar locations.

                 7.3 Conduct of Business and Maintenance of Existence. Except as permitted by subsection 8.4, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and such Subsidiary, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this subsection shall prohibit (a) any merger, consolidation or Disposition permitted by subsection 8.4, or (b) the termination of the corporate existence of any Subsidiary (other than Burlington Northern Railroad or Santa Fe Railroad or, in the event of the merger or consolidation of Burlington Northern Railroad and Santa Fe Railroad, the surviving corporation of such merger or consolidation) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

                 7.4 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (a) where necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) where the failure so to comply would not have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                 7.5  Use of Proceeds.   (a)  The Borrower will use the
proceeds of the Loans for (i) the refinancing of the Existing Credit Facilities and (ii) working capital and other general corporate purposes.

                 (b) None of the proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U in violation of such Regulations.

                 7.6 Maintenance of Ownership of Railroads. The Borrower will at all times own, directly or through one or more Wholly-Owned Subsidiaries that are Material Subsidiaries, all outstanding capital stock of Burlington Northern Railroad and Santa Fe Railroad (or, in the event of the merger or consolidation of Burlington Northern Railroad and Santa Fe Railroad, the surviving corporation of such merger or consolidation).


                         SECTION 8.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as any of the Commitments remains in effect or any amount is owing to any Lender or Agent hereunder or under any Note:

                 8.1  Financial Condition Covenants.

                 (a) Maintenance of Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than $4,500,000,000.

                 (b) Limitation on Consolidated Total Debt. The Borrower will not permit Consolidated Total Debt at any time to exceed 55% of Consolidated Total Capital at such time.

                 8.2 Limitation on Debt. (a) The Borrower will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

                     (i) Debt of any Subsidiary to the Borrower or to another Wholly-Owned Subsidiary;

                    (ii) Debt of any Subsidiary used for the purposes specified in, and secured by any Lien permitted by (or, if such Subsidiary is not a Material Subsidiary, any Lien which would be permitted if it were a Material Subsidiary by), subsection 8.3(b),
         (c), (d), (e) or (j), and any refinancing of such Debt in a principal amount not exceeding the fair market value (as determined in good faith by the Borrower), on the date of such refinancing, of the assets subject to such Lien;

                   (iii) Debt of any Subsidiary outstanding on the date hereof and listed on Schedule III, and any Debt of any Subsidiary the proceeds of which are used to refinance such outstanding Debt of such Subsidiary, provided that the principal amount thereof is not increased;

                    (iv) Receivables Program Obligations, to the extent that the Accounts Receivable Financing Amount thereof does not exceed $500,000,000; and

                    (v) additional Debt of any Subsidiary in an aggregate principal amount for all Subsidiaries at any time outstanding not exceeding 5% of Consolidated Tangible Net Worth.

                 (b) The Borrower will not permit any Subsidiary or Special Purpose Vehicle to incur any Receivables Program Obligations (including as permitted by subsection 8.2(a)(v)) to the extent that the Accounts Receivable Financing Amount therof exceeds $500,000,000.

                 8.3 Limitation on Liens. Neither the Borrower nor any Material Subsidiary will create or have outstanding any Lien on any asset now owned or hereafter acquired by it, except:

                 (a) Liens existing on the date hereof securing Debt outstanding on the date hereof;

                 (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Material Subsidiary and not created in contemplation of such event;

                 (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset, and only to such asset, concurrently with or within 360 days after the acquisition (or completion of development) thereof;

                 (d) any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Material Subsidiary and not created in contemplation of such event;

                 (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Material Subsidiary and not created in contemplation of such acquisition;

                 (f) Liens created on railroad property pursuant to after-acquired property clauses of mortgages on such railroad property so long as such mortgage was in existence on the date hereof;

                 (g) Liens arising pursuant to judgments, attachments, distraint or similar legal processes in an amount not exceeding $250,000,000 which have been bonded or stayed pending appeal or other contest;

                 (h) materialmen's, vendor's, workmen's, operator's, mechanics', carrier's and like Liens imposed by law, incurred in good faith in the ordinary course of business and securing obligations that are not yet due or that are being contested in good faith by appropriate proceedings;

                 (i) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased beyond the principal amount thereof outstanding on the date of such refinancing, extension, renewal or refinancing, and is not secured by any additional assets;

                 (j) any Lien on railroad locomotives, auto racks or rolling stock securing Debt incurred for the purpose of acquiring or refurbishing such property; provided, that such Lien attaches to such property and only to such property within 360 days after the acquisition or the completion of refurbishment of such property;

                 (k) any Lien on Receivables Program Assets securing Receivables Program Obligations; and

                 (l) Liens not otherwise permitted by the foregoing clauses of this subsection securing Debt in an aggregate principal amount at any time outstanding not exceeding 5% of Consolidated Tangible Net Worth.

                 8.4 Consolidations, Mergers and Sale of Assets. The Borrower will not, and will not permit any Material Subsidiary to, consolidate with or merge into any other Person or Dispose of all or substantially all of its assets, property or business, in any single transaction or series of related transactions; provided, that (a) any Material Subsidiary may merge or consolidate with, or Dispose of all or substantially all of its assets, property or business to, any other Subsidiary or may merge or consolidate with, or Dispose of all or substantially all of its assets, property or business to, the Borrower (if the Borrower shall be the surviving corporation in any such merger or consolidation), (b) subject to subsection 7.6, any Material Subsidiary may consolidate with or merge into any other Person, or any Material Subsidiary (other than Burlington Northern Railroad or Santa Fe Railroad) may Dispose of all or substantially all of its assets, property or business in any single transaction or any series of related transactions, on terms and conditions approved by the Board of Directors of the Borrower, and (c) subject to subsection 7.6, the Borrower may merge or consolidate with any other corporation if (i) (A) the surviving corporation shall be the

Borrower or (B) the surviving corporation, if not the Borrower, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a written assignment executed and delivered to the Administrative Agent, all of the rights and obligations of the Borrower under this Agreement (and pursuant to which such surviving corporation shall become the "Borrower" under this Agreement), and (ii) after giving effect to such merger or consolidation no Default shall have occurred and be continuing.

                 8.5 Limitation on Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate other than in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate.

                 8.6 Limitation on Subsidiary Restrictions. The Borrower will not permit any Material Subsidiary to enter into any agreement after the date hereof with any Person which prohibits or limits the ability of such Material Subsidiary to pay dividends or make other distributions to the Borrower, or amend, modify or supplement any existing agreement or instrument in any manner that has the effect of so prohibiting or limiting such ability.


                         SECTION 9.  EVENTS OF DEFAULT

                 9.1 Events of Default. If any of the following events shall occur and be continuing:

                 (a) the Borrower shall fail to pay when due any principal of any Loan;

                 (b) the Borrower shall fail to pay interest on any Loan or any fees or other amounts payable hereunder within five days after the same becomes due and payable;

                 (c) the Borrower shall fail to observe or perform any covenant contained in subsection 7.1(f), 7.6, 8.1, 8.4, 8.6, or at any time that Rating VI is in effect, subsection 8.2, 8.3 or 8.5;

                 (d) (i) the Borrower shall fail to observe or perform any covenant contained in subsection 8.2, 8.3 or 8.5 at any time that a Rating other than Rating VI is in effect and such default continues unremedied for a period of 30 days after the occurrence thereof or
         (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b),

         (c) or (d)(i) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

                 (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                 (f) any payment in respect of Specified Obligations of the Borrower and its Material Subsidiaries (except for Debt under this Agreement) having a principal amount in excess of $75,000,000 in the aggregate shall not be paid when due or within any applicable grace period;

                 (g) any event or condition shall occur that results in the acceleration of the maturity of any Specified Obligations of the Borrower and its Material Subsidiaries (except for Debt under this Agreement) and/or cancellation of commitments under Committed Credit Facilities in a principal amount in excess of $75,000,000 in the aggregate for all such Specified Obligations and Committed Credit Facilities or enables the holder of such Specified Obligation and/or the lenders under any such Committed Credit Facility or any Person acting on behalf of such holders and/or lenders to accelerate the maturity of such Specified Obligation and/or to terminate the commitments to extend credit under such Committed Credit Facility, in each case in an aggregate amount in excess of $75,000,000 for all such Specified Obligations and Committed Credit Facilities;

                 (h) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (j) any member of the ERISA Group at the time in question shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group at the time in question, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or

                 (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) or (i) of this subsection 9.1 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Note shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this subsection 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                 9.2 Notice of Default. The Administrative Agent shall give notice to the Borrower under subsection 9.1(d)(ii) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.


                            SECTION 10.  THE AGENTS

                 10.1 Appointment and Authorization. Subject to the limitations set forth in subsection 10.9, each Lender irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and any Note as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                 10.2 Agents and Affiliates. Each Agent shall have the same rights and powers under this Agreement and any Note held by it as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent. The Lenders acknowledge that each Agent may receive information regarding the Borrower or its Affiliates that is not expressly furnished pursuant to this Agreement to it in such capacity (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that each Agent shall be under no obligation to provide such information to them. Each Agent and each of their respective affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder and without notice to or consent of the Lenders.

                 10.3 Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein and no Agent shall have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The Documentation Agent shall have no responsibilities, duties, obligations, or liabilities hereunder or otherwise in connection herewith after the Closing Date. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default except, in the case of the Administrative Agent, to the extent it has received requests from any Lender pursuant to subsection 9.1(d)(ii). Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in
Section 9. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 10.4 Consultation with Experts; Delegation of Duties. Any Agent may execute any of its duties under this Agreement by or through agents, employees or legal counsel. Any Agent may consult with legal counsel (who may be internal counsel or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 10.5 Liability of Agents. No Agent nor any of such Agent's affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders or (b) in the absence of its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, if this Agreement requires that any notice, consent, certificate, statement, opinion or other writing be reasonably satisfactory or otherwise acceptable to either Agent, then neither Agent nor any of their respective directors, officers, agents or employees shall be liable for accepting the same or acting thereon as long as such Agent did so in good faith. No Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any Note or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 10.6 Indemnification of Agents. Each Lender shall, ratably in accordance with its Commitment, indemnify each Agent and such Agent's affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements (which for these purposes shall encompass the allocated costs and all disbursements of internal counsel)), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any Note or any action taken or omitted by such indemnitee hereunder. The provisions of this subsection shall survive any termination of this Agreement.

                 10.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent and such Agent's affiliates or any other Lender or their respective directors, officers, agents or employees, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or such Agent's affiliates or any other Lender or their respective directors, officers, agents or employees, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by an Agent, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of such Agent or its affiliates or directors, officers, agents or employees.

                 10.8 Successor Agents. The Administrative Agent, subject to the appointment and acceptance of a successor Administrative Agent as provided below, may resign as Administrative Agent hereunder at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders (with the consent of the

Borrower, which shall not be unreasonably withheld or delayed) shall have the right to appoint a successor to Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then such retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section and subsection 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                 10.9 The Co-Arrangers. The Co-Arrangers, in such capacity, shall have no duties or responsibilities, and shall incur no liability, under this Agreement.


                           SECTION 11.  MISCELLANEOUS

                 11.1 Amendments and Waivers. Neither this Agreement nor any Note nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto or to any Note for the purpose of adding any provisions to this Agreement or to any Note or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of both Agents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under any Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Domestic Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Documentation Agent and as set forth in Schedule I in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:                            Burlington Northern Santa Fe
                                             Corporation
                                             Two Century Centre
                                             1700 East Golf Road
                                             Schaumburg, IL 60173-5860
                                             Attention: Patrick J. Ottensmeyer
                                             Fax: 708-995-6466

    The Administrative Agent:                Chemical Bank
                                             10 South LaSalle Street
                                             Suite 2300
                                             Chicago, IL 60603
                                             Attention: Jonathan E. Twichell
                                             Fax:  312-807-4077
                                             Tel: 312 807-4038

        with a copy to:                      Chemical Bank Agency Services
                                             Corporation
                                             140 East 45th Street, 29th Floor
                                             New York, NY 10017
                                             Attention: Janet N. Belden
                                             Fax: 212-622-0002
                                             Tel: 212-622-0011

    The Documentation Agent:                 Morgan Guaranty Trust Company
                                             of New York
                                             60 Wall Street
                                             New York, New York  10260
                                             Attention:  Charles H. King
                                             Fax:  (212) 648-5336
                                             Tel:  (212) 648-7138

; provided that any notice, request or demand to or upon either Agent shall not be effective until received.

                 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 11.5 Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Agents in connection with the preparation and effectiveness of this Agreement (including reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Agents). The Borrower shall also pay (i) all reasonable out-of-pocket expenses of the Agents (including, without duplication, reasonable fees and disbursements of counsel to the Agents) in connection with (A) the administration of this Agreement and any waiver or consent hereunder or any amendment hereof or (B) any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by any Agent or any Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                 11.6 Successors and Assigns. (a) The provisions of this Agreement and any Notes shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) other than under the provisions of clause (c) of subsection 8.4, the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or any Notes without the prior written consent of all Lenders and (ii) a Lender may assign or otherwise transfer any of its rights under this Agreement or any Notes only in accordance with the provisions of paragraph (b),
(c) or (d) of this subsection.

                 (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitments or its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such

Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant that would reduce the principal of or rate of interest on any Loan or Loans in which such Participant has a participating interest, reduce any fee payable pursuant to subsection 4.1 or postpone the date fixed for any payment of interest or principal on such Loan or Loans or of such fees or is of a type that requires the consent of all the Lenders pursuant to clause (ii) of the proviso in subsection 11.1. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement but subject to paragraph (e) of this subsection, be entitled to the benefits of subsections 4.10 through 4.16 with respect to its participating interest. An assignment or other transfer that is not permitted by paragraph (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph (b).

                 (c) Any Lender may, in accordance with applicable law, at any time assign to one or more banks or other entities of a type to which commercial banks customarily assign loans of the type made under this Agreement (each an "Assignee") a portion of its Commitments in an amount not less than $10,000,000 (provided, that, if such Lender's Commitment is $10,000,000 or less, it may assign all, but not less than all, of its Commitment and provided, further, that assignments by one Lender to another Lender may be in any amounts) and its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Borrower and the Administrative Agent, which consent of the Administrative Agent shall not be unreasonably withheld; provided that if an Assignee is a Lender or an affiliate of a Lender, no such consents shall be required. Each such assignment must be a proportionate share of the transferor Lender's Commitment and Revolving Credit Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee (and, in the case of an Assignee not incorporated under the laws of the United States of America or a state thereof, delivery to the Administrative Agent of the documents described in subsection 4.13), such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment the transferor Lender shall pay to the Administrative Agent a fee of $2,500 for processing such assignment. In connection with any such assignment the transferor Lender shall pay to the Administrative Agent a fee of $2,500 for processing such assignment, provided that such fee shall be payable by the Borrower in the event it is required to be paid in respect of an assignment required by the Borrower pursuant to subsection 4.17.

                 (d) Any Lender may at any time assign all or any portion of its rights under this Agreement or any Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

                 (e) No Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under subsections 4.12 or 4.16 than such Lender would have been entitled to receive with respect to the rights transferred (if it had not so transferred such rights), unless such transfer is made with the Borrower's prior written consent after the date hereof or made pursuant to subsection 11.10.

                 (f) The Administrative Agent shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 11.7 Indemnification by the Borrower. The Borrower agrees to indemnify each Lender and each Agent, their respective affiliates and the respective directors, officers, agents, stockholders, partners and employees of the foregoing (each an "Indemnitee") and hold each such Indemnitee harmless from and against all liabilities, losses, damages, costs and expenses, including, subject to the limitations set forth in the next succeeding sentence, reasonable fees and disbursements of counsel (which for these purposes shall encompass the allocated costs of internal legal services and all disbursements of internal counsel), in connection with any investigative, administrative or judicial action, suit or proceeding, whether or not such Indemnitee shall be designated a party thereto, that may be incurred by such Indemnitee relating to or arising out of this Agreement or any actual or proposed use of the proceeds of any Loan, provided that in no event shall any Indemnitee have the right to be indemnified hereunder by the Borrower for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. The obligation of the Borrower to indemnify each Indemnitee under this subsection for fees and disbursements of counsel shall be limited to the fees and expenses of one counsel in each jurisdiction representing all such Persons, except (i) to the extent that, in the reasonable judgment of any such Person, the existence of actual or potential conflicts of interest make representation by the same counsel inappropriate and (ii) that any such Person that is a party to, or compelled to participate in, any such action, suit or proceeding shall be indemnified for the reasonable fees and disbursements of its counsel to the extent provided in the immediately preceding sentence. The provisions of this subsection shall survive any termination of this Agreement.

                 11.8 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans (or, after acceleration of the Loans pursuant to Section 9, its Loans), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by deduction, set-off or counterclaim, pursuant to events or proceedings of the nature referred to in subsection 9.1(h) or (i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans (or, after acceleration of the Loans pursuant to Section 9, its Loans), or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans (or, after acceleration of the Loans pursuant to Section 9, its Loans), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and each Agent.

                 11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11.11 Integration. This Agreement represents the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

                 11.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 11.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Notes to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 11.14 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

                 (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the Notes, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                 (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 11.15 Existing Credit Facilities. Each Lender that is a party to any of the Existing Credit Facilities acknowledges and agrees that, notwithstanding anything therein to the contrary, effective upon the satisfaction of the conditions set forth in Section 6 hereof on the Closing Date, (i) the commitments of the lenders under each of such Existing Credit Facilities to make additional extensions of credit is terminated and (ii) any notice requirements in respect of such termination or in respect of any prepayment of loans thereunder are waived.

                 11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE

TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN.


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BURLINGTON NORTHERN SANTA FE CORPORATION


                                        By:____________________________________
                                           Title:


                                        CHEMICAL SECURITIES INC., as a
                                          Co-Arranger


                                        By:___________________________________
                                           Title:

                                        J.P. MORGAN SECURITIES INC.,
                                          as a Co-Arranger


                                        By:___________________________________
                                           Title:


                                        CHEMICAL BANK, as Administrative Agent
                                          and as a Lender


                                        By:___________________________________
                                           Title:

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Documentation
                                          Agent and as a Lender


                                        By:___________________________________
                                           Title:


                                        ABN AMRO BANK N.V.


                                        By:___________________________________
                                           Title:


                                        BANK OF AMERICA ILLINOIS


                                        By:___________________________________
                                           Title:


                                        BANK OF MONTREAL


                                        By: __________________________________
                                           Title:

                                        THE BANK OF NEW YORK


                                        By:__________________________________
                                           Title:

                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:__________________________________
                                           Title:

                                        CREDIT LYONNAIS, CAYMAN ISLAND
                                          BRANCH


                                        By:___________________________________
                                           Title:


                                        CREDIT SUISSE


                                        By: __________________________________
                                            Title:


                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                          CHICAGO BRANCH


                                        By: __________________________________
                                            Title:


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: __________________________________
                                            Title:

                                        MELLON BANK, N.A.


                                        By: __________________________________
                                            Title:


                                        NATIONAL WESTMINSTER BANK PLC


                                        By: __________________________________
                                            Title:

                                        NATIONAL WESTMINSTER BANK PLC,
                                          NASSAU BRANCH


                                        By: __________________________________
                                            Title:


                                        THE NORTHERN TRUST COMPANY


                                        By: __________________________________
                                            Title:


                                        SOCIETE GENERALE, SOUTHWEST AGENCY


                                        By: __________________________________
                                            Title:


                                        TORONTO DOMINION (TEXAS), INC.


                                        By: __________________________________
                                            Title:

                                        UNION BANK OF SWITZERLAND


                                        By: __________________________________
                                            Title:


                                        By: __________________________________
                                            Title:


                                        CIBC INC.


                                        By: __________________________________
                                            Title:


                                        CITIBANK, N.A.


                                        By: __________________________________
                                            Title:


                                        COMMERZBANK AG, CHICAGO BRANCH


                                        By: __________________________________
                                            Title:


                                        By: __________________________________
                                            Title:


                                        THE FUJI BANK, LIMITED


                                        By: __________________________________
                                            Title:

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD., CHICAGO BRANCH


                                        By: __________________________________
                                            Title:


                                        ROYAL BANK OF CANADA


                                        By: __________________________________
                                            Title:


                                        WESTDEUTSCHE LANDESBANK
                                          GIROZENTRALE, NEW YORK BRANCH


                                        By: __________________________________
                                            Title:


                                        By: __________________________________
                                            Title:


                                        BANCA COMMERCIALE ITALIANA


                                        By: __________________________________
                                            Title:


                                        By: __________________________________
                                            Title:


                                        THE BANK OF TOKYO, LTD., acting through
                                         its DALLAS AGENCY


                                        By: __________________________________
                                            Title:

                                        BANQUE PARIBAS


                                        By: __________________________________
                                            Title:


                                        By: __________________________________
                                            Title:


                                        BOATMEN'S NATIONAL BANK OF ST. LOUIS


                                        By: __________________________________
                                            Title:


                                        CAISSE NATIONALE DE CREDIT AGRICOLE


                                        By: __________________________________
                                            Title:


                                        FIRST BANK NATIONAL ASSOCIATION


                                        By: __________________________________
                                            Title:


                                        FIRST INTERSTATE BANK OF TEXAS N.A.


                                        By: __________________________________
                                            Title:

                                        FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA


                                        By: __________________________________
                                            Title:


                                        THE MITSUBISHI BANK, LIMITED


                                        By: __________________________________
                                            Title:


                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION, CHICAGO BRANCH


                                        By: __________________________________
                                            Title:


                                        NATIONSBANK, N.A.


                                        By: __________________________________
                                            Title:


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: __________________________________
                                            Title:


                                        THE SAKURA BANK, LIMITED


                                        By: __________________________________
                                            Title:

                                        THE SANWA BANK LIMITED


                                        By: __________________________________
                                            Title:


                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By: __________________________________
                                            Title:

                                                                      SCHEDULE I



                     BANK NAMES, ADDRESSES AND COMMITMENTS


  Names/Address                                          Commitment
  -------------                                          -----------
  Chemical Bank                                          $41,000,000
  10 South LaSalle Street
  Suite 2300
  Chicago, IL 60603
  Attention:  Jonathan E. Twichell
  Fax:  (312) 807-4077

  Morgan Guaranty Trust Company                          $41,000,000
   of New York
  60 Wall Street
  New York, NY  10260
  Attention:  Charles H. King
  Fax:  (212) 648-5336

  ABN AMRO Bank N.V.                                     $34,000,000
  135 South La Salle Street
  Suite 425
  Chicago, IL  60674-9135
  Attention:  John Stanger
  Fax:  312-606-8425

  Bank of America Illinois                               $34,000,000
  231 South LaSalle Street
  Chicago, IL  60697
  Attention:  Bridget Garavalia
  Fax:  312-828-1997

  Bank of Montreal                                       $34,000,000
  111 West Monroe Street
  12 West
  Chicago, IL  60603
  Attention:  Randall B. Becker
  Fax:  312-750-3702

  The Bank of New York                                   $34,000,000
  One Wall Street - 19th Floor
  Central Division
  New York, NY  10286
  Attention:  John Lambert
  Fax:  212-635-1208


  The Chase Manhattan Bank, N.A.                         $34,000,000
  One Chase Manhattan Plaza
  5th Floor
  New York, NY  10001
  Attention:  Francis M. Cox III
  Fax:  (212) 552-1457

  Credit Lyonnais                                        $34,000,000
  Cayman Island Branch
  227 West Monroe Street
  Suite 3800
  Chicago, IL  60606
  Attention:  David Payne
  Fax:  312-641-0527

  Credit Suisse                                          $34,000,000
  227 West Monroe Street
  Suite 4000
  Chicago, IL  60606
  Attention:  John Marlatt/Pierre Kull
  Fax:  312-630-0359

  The Dai-Ichi Kangyo Bank, Ltd.                         $34,000,000
  Chicago Branch
  10 South Wacker Drive
  26th Floor
  Chicago, IL  60606
  Attention:  Brian Cushing
  Fax:  312-876-2011

  The First National Bank                                $34,000,000
   of Chicago
  One First National Plaza
  Suite 0362
  Chicago, IL  60670-0362
  Attention:  Gerald Mackin
  Fax:  312-732-3055

  Mellon Bank, N.A.                                      $34,000,000
  Three Mellon Bank Center
  Suite 2600
  Pittsburgh, PA  15259
  Attention:  Reginald T. Overton
  Fax:  312-357-3414

  National Westminster Bank PLC                          $34,000,000
  33 North Dearborn Street
  Suite 1200
  Chicago, IL  60602
  Attention:  Marilyn Windsor
  Fax:  312-621-1564


  The Northern Trust Company                             $34,000,000
  50 South LaSalle Street
  11th Floor
  Chicago, IL  60675
  Attention:  J. Mark Berry
  Fax:  312-630-1566

  Societe Generale, Southwest                            $34,000,000
   Agency
  Tramsnell Crow Center
  2001 Ross Avenue
  48th Floor
  Dallas, TX  75201
  Attention:  Louis P. Laville III
  Fax:  214-979-1104

  Toronto Dominion (Texas), Inc.                         $34,000,000
  909 Fanin
  Suite 1700
  Houston, TX  77010
  Attention:  Frederic Hawley
  Fax:  713-951-9921

  Union Bank of Switzerland                              $34,000,000
  Chicago Branch
  30 South Wacker Drive
  Chicago, IL 60606
  Attention:  Michelle Moreno
  Fax:  (312) 993-5530

  CIBC Inc.                                              $24,000,000
  200 West Madison
  Suite 2300
  Chicago, IL  60606
  Attention:  John Kunkle
  Fax:  312-726-8884

  Citibank, N.A.                                         $24,000,000
  400 Perimeter Center Parkway
  Suite 600
  Atlanta, Georgia  30346
  Attention:  Bruce W. Simmons
  Fax:  770-668-8137

  Commerzbank AG                                         $24,000,000
  Chicago Branch
  311 South Wacker Drive
  Suite 5800
  Chicago, IL  60606
  Attention:  William B. Peterson
  Fax:  312-435-1486


  The Fuji Bank, Limited                                 $24,000,000
  225 West Wacker Drive
  Suite 2000
  Chicago, IL  60606
  Attention:  James Bell
  Fax:  312-621-0539

  The Long-Term Credit Bank of                           $24,000,000
   Japan, Ltd., Chicago Branch
  190 South LaSalle Street
  Suite 800
  Chicago, IL  60603
  Attention:  Yoichi Shiraishi
  Fax:  312-704-8505

  Royal Bank of Canada                                   $24,000,000
  One Financial Square
  24th Floor
  New York, NY  10005-3531
  Attention:  Mike Madnick
  Fax:  212-428-6459

  Westdeutsche Landesbank Girozentrale                   $24,000,000
  New York Branch
  1211 Avenue of the Americas
  23rd Floor
  New York, NY  10036
  Attention:  Michele Ransley
  Fax:  212-852-6148

  Banca Commerciale Italiana                             $16,000,000
  Chicago Branch
  150 North Michigan Ave.
  15th Floor
  Chicago, IL  60601
  Attention:  Diane Zeller-Scherer
  Fax:  312-346-5758

  The Bank of Tokyo, Ltd.                                $16,000,000
  Dallas Agency
  2001 Ross Avenue
  Suite 3150-LB 118
  Dallas, TX  75201
  Attention:  John E. Beckwith
  Fax:  214-954-1007

  Banque Paribas                                         $16,000,000
  227 West Monroe Street
  Suite 3300
  Chicago, IL  60606
  Attention:  Karen E. Coons
  Fax:  312-853-6020


  The Boatmen's National Bank of St. Louis               $16,000,000
  One Boatmen's Plaza
  800 Market Street
  St. Louis, MO  63166
  Attention: David Wilsdorf
  Fax:  314-466-6499

  Caisse Nationale de Credit                             $16,000,000
   Agricole
  55 East Monroe Street
  Suite 4700
  Chicago, IL  60603-5702
  Attention:  Lynn Rosinsky
  Fax:  312-372-2830

  First Bank National Association                        $16,000,000
  First Bank Place - MPFP 0704
  601 Second Avenue South
  Minneapolis, MN  55402-4302
  Attention:  Megan Mourning
  Fax:  612-973-0824

  First Interstate Bank of                               $16,000,000
   Texas N.A.
  18700 N.W. Walker Road
  Beaverton, OR  97006
  Attention:  Lily Blank
  Fax:  817-885-1100

  First Union National Bank of                           $16,000,000
   North Carolina
  301 South College Street - NC 0745
  Charlotte, NC  28288
  Attention:  Douglas J. Sleeper
  Fax:  704-374-2802

  The Mitsubishi Bank, Limited                           $16,000,000
   New York Branch
  225 Liberty Street
  2 World Financial Center
  New York, NY  10281-1059
  Attention:  Naoshi Kinoshita
  Fax:  212-667-3562

  The Mitsubishi Trust and                               $16,000,000
   Banking Corporation
  Chicago Branch
  311 South Wacker Drive
  Suite 6300
  Chicago, IL  60605
  Attention:  Vicki Kamm
  Fax:  312-663-0863


  NationsBank,                                           $16,000,000
   N.A.
  233 South Wacker Drive
  Suite 2800
  Chicago, IL  60606
  Attention:  Percy Berger
  Fax:  312-234-5601

  PNC Bank, National Association                         $16,000,000
  Address for notices:
  500 West Madison Street
  Suite 3140
  Chicago, IL  60661
  Attention:  Kenneth D. Sweder
  Fax:  312-906-3420

  The Sakura Bank, Limited                               $16,000,000
  227 West Monroe Street
  Suite 4700
  Chicago, IL  60606
  Attention:  Chris Kappas
  Fax:  312-332-5345

  The Sanwa Bank Limited                                 $16,000,000
  Dallas Agency
  4100 W Texas Commerce Tower
  2200 Ross Avenue
  Dallas, TX  75201
  Attention:  Blake Wright
  Fax:  214-744-5555

  Wachovia Bank of Georgia, N.A.                         $16,000,000
  191 Peach Street N.E.
  Atlanta, GA  30303
  Attention:  Joel Wood
  Fax:  404-


                                                                     SCHEDULE II

                Credit Agreements to be Canceled and/or Repaid:

1) Credit Agreement dated as of January 27, 1995 among Santa Fe Pacific Corporation; the Lenders, Arranger, Co-Arrangers, and Arranging Agents named therein; and Morgan Guaranty Trust Company of New York, as Administrative Agent and Documentation Agent, as amended;

2) 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of February 6, 1995 among Burlington Northern Inc., the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent and Chemical Bank, As Competitive Advance Facility Agent;

3) 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of May 6, 1994 among Burlington Northern Railroad Company, the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent and Chemical Bank, as Competitive Advance Facility Agent, as amended; and

4) 5-Year Competitive Advance and Revolving Credit Facility Agreement dated as of May 6, 1994 among Burlington Northern Railroad Company, the Lenders named therein, Texas Commerce Bank National Association, as Administrative Agent and Chemical Bank, as Competitive Advance Facility Agent.